Exhibit 10.1

REAL PROPERTY
PURCHASE AND SALE AGREEMENT

THIS REAL PROPERTY PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of January 19, 2018 (the “Effective Date”), is made by and between The State Media Company, a South Carolina corporation (“Seller”), and Voltari Real Estate Holding LLC, a Delaware limited liability company (“Buyer”), with reference to the following facts:

RECITALS

A.
Seller owns that certain real property located in the City of Columbia, County of Richland, State of South Carolina, commonly known as 1401 Shop Road, bearing Tax Map Number R11209-02-12 and more particularly described in Exhibit A attached hereto and made a part hereof (the “Property”).

B.
On the terms and conditions set forth in this Agreement, Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer.

AGREEMENT

NOW THEREFORE, for valuable consideration, receipt and sufficiency of which is hereby acknowledged and agreed, Buyer and Seller hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1           The Property. Seller agrees to sell and convey the Property to Buyer and Buyer agrees to acquire and purchase the Property from Seller, on the terms and subject to the conditions set forth in this Agreement. For purposes hereof, the “Property” shall be deemed to mean and include (a) the land described in Exhibit A (the “Land”), together with all rights, easements and interests appurtenant thereto, including, but not limited to, any streets or other public ways adjacent to the Land and any data, water, or mineral rights appurtenant to the Land which are owned by, or leased to, Seller; (b) all improvements located on the Land (“Improvements”), including, but not limited to the building(s) and structures commonly known as 1401 Shop Road, Columbia, South Carolina (the “Building”); (c) all, if any, (i) development rights and entitlements and other intangible property owned by Seller and used solely in connection with the Property, but expressly excepting therefrom any and all trademarks, tradenames or intellectual property of Seller and any other such rights which are not used exclusively in connection with the Building; and (ii) any permits or approvals pertaining exclusively to the Land and/or the Improvements, in each case, to the extent assignable (collectively, the “Intangibles”).

1.2            Lease. At the Closing (as defined below), Buyer and The McClatchy Company, a Delaware corporation and an affiliate of Seller (“Tenant”) shall enter into a lease in substantially the form attached hereto as Exhibit B (the “Lease”), pursuant to which Tenant shall lease the Property back from Buyer on terms and conditions more fully set forth therein.

ARTICLE 2
PURCHASE PRICE

2.1           Amount. The total purchase price for the Property shall be Seventeen Million Dollars ($17,000,000.00) (the “Purchase Price”).

2.2           Deposit.

2.2.1                      Deposit. Within three (3) business days after the Effective Date, Buyer shall deposit into Escrow with the Settlement Agent (as hereinafter defined) on account of the Purchase Price the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) in immediately available funds (the “Initial Deposit”). Provided that Buyer has not previously terminated this Agreement during the Review Period (as defined below), then within three (3) business days following the expiration of the Review Period, Buyer shall deposit into Escrow with the Settlement Agent on account of the Purchase Price an additional Five Hundred Thousand Dollars ($500,000.00) (the “Additional Deposit”), bringing the total of the Initial Deposit and the Additional Deposit to Seven Hundred Fifty Thousand Dollars ($750,000.00). Except as otherwise set forth herein, upon delivery of the Additional Deposit into Escrow, the Initial Deposit and the Additional Deposit (individually and collectively referred to herein as the “Deposit”), the entire Deposit shall be nonrefundable to Buyer as set forth in Section 2.2.2 hereof.

2.2.2                      Application of Deposit. Except as otherwise set forth herein, the Deposit and all interest thereon shall be nonrefundable to Buyer unless one of the following shall occur (in which case the Deposit shall be promptly returned to Buyer): (a) if Buyer shall timely terminate this Agreement during the Review Period, or shall otherwise terminate this Agreement as expressly permitted herein, or, (b) if the Closing fails to occur and this Agreement is terminated due to a default of Seller. Unless returned to Buyer as set forth in this Section, the Deposit shall be credited to Seller as part of the Purchase Price at the Closing or shall be paid to or retained by Seller upon default by Buyer in accordance with the provisions set forth in Section 10.1 hereof. In the event of a controversy or dispute between Buyer and Seller regarding the Deposit, the Settlement Agent shall retain the Deposit pending receipt of mutual instructions from Buyer and Seller, or as otherwise directed pursuant to the order of a court of competent jurisdiction.

2.2.3                      Investment of Deposit. The Deposit, upon receipt by the Settlement Agent, shall be invested in an interest-bearing money market or a savings account with a national banking association or federally chartered savings and loan association, with interest accruing to the benefit of Buyer.

2.3           Payment. The Purchase Price shall be payable as follows:

2.3.1                      Delivery of Deposit. At the Closing (as defined in Section 3.1) on the Closing Date (as defined in Section 3.1), the Settlement Agent shall credit to Buyer the Deposit and all interest earned thereon.

2.3.2                      Delivery of Balance. At the Closing, on the Closing Date, Buyer shall pay the balance of the Purchase Price to Seller in cash in immediately available funds.

ARTICLE 3
COMPLETION OF SALE

3.1           Place and Date. The purchase and sale of the Property shall be completed in accordance with Article 9 hereof (the “Closing”). The Closing shall occur by mail through an escrow (the “Escrow”) with First American Title (the “Settlement Agent”), whose address is Six Concourse Parkway, Suite 2150, Atlanta, GA 30328, Attn: Leslie A. Hudson, or at such other place as Seller and Buyer agree in writing, on the basis of a “deed and money” escrow closing. The Escrow shall be deemed open on the date Buyer delivers the Initial Deposit to the Settlement Agent. Subject to the conditions precedent described in Article 8 hereof, the Closing shall occur not later than fifteen (15) days after the end of the Review Period (as defined below), provided that in no event shall the Closing occur later than March 16, 2018, unless extended by Seller and Buyer in writing (the date on which the Closing occurs being hereinafter sometimes referred to as the “Closing Date”). In the event there exists a failed condition to Buyer’s or Seller’s obligation and Buyer and Seller do not agree to extend the Closing Date, or such failed condition exists after expiration of any such extension, then the party for whose benefit such condition exists may waive the condition or terminate this Agreement by written notice to the other party and to the Settlement Agent. The Escrow shall be considered closed when the Deed is recorded in the Official Records of Richland County, South Carolina (“Official Records”).

3.2           Escrow Instructions. This Agreement shall constitute escrow instructions to and for the benefit of the Settlement Agent to facilitate the Closing. Prior to the Closing Date, Seller and Buyer may each give any additional written escrow instructions (“Supplemental Escrow Instructions”) to the Settlement Agent which are necessary for the Closing in accordance with this Agreement, provided that any such Supplemental Escrow Instructions must be consistent with the terms of this Agreement. In the event there is a conflict between any such Supplemental Escrow Instructions and the provisions of this Agreement, the provisions of this Agreement shall control.

ARTICLE 4
REVIEW OF THE PROPERTY

4.1            Studies Generally. From the Effective Date to the Closing Date, Seller shall provide Buyer and Buyer’s agents and representatives with access to the Property to make such reasonable surveys, inspections, tests, copies, verifications, and studies (“Studies”) as Buyer considers reasonably necessary or desirable under the circumstances, which Studies may include without limitation (a) inspections of and tests of the Land and the Improvements, (b) environmental studies and investigations of the Land and Improvements, (c) examination of matters set forth in the Documents, (d) investigations with regard to zoning, building code and other legal requirements, and (e) to initiate contact with Seller or its designated representatives regarding Seller’s business and use of the Property. In addition, within five (5) business days after the Effective Date, Seller shall deliver to Buyer, or otherwise cause to be uploaded and available to Buyer through Seller’s or Seller’s Broker’s FTP site, Dropbox site, Intralinks, or other electronic document exchange portal and made available to Buyer for access with appropriate and necessary passwords copies of all those documents and materials relating to the Property that are described in Exhibit C attached hereto (collectively, the “Documents”). Seller shall have no obligation to deliver any proprietary, confidential, or privileged documents or materials. Buyer shall not damage or alter the Property in any material respect as a result of its Studies and shall otherwise conduct the same so as not to unreasonably interfere with Seller’s business operations on the Property. Any such Studies shall be made at Buyer’s sole cost and expense. Buyer shall provide not less than one (1) business day’s prior notice to Seller of any entry by Buyer and/or any agent or contractor of Buyer, and Seller may require a representative of Seller to be present at all times unless waived in advance in writing. Buyer’s access shall be during normal business hours and subject to Seller’s reasonable security and safety requirements (provided advance notice of such requirements has been provided by Seller to Buyer or Buyer’s agents). Buyer shall promptly deliver to Seller upon request at no cost to Seller copies and the results of any and all Studies made by or at the request of the Buyer. Buyer acknowledges and agrees that any documents delivered to Buyer pursuant to this Agreement or otherwise to facilitate Buyer’s Studies shall be delivered to Buyer without any representations or warranties by Seller with the exception of the representations expressly set forth in Section 6.1 hereof. Buyer expressly agrees that (x) any documents and information furnished by Seller to Buyer are for informational purposes only and that Seller makes no representation or warranty, express or implied, including without limitation with respect to the qualifications of the parties having prepared any such materials, as to their accuracy or the completeness of their contents, or as to Buyer’s right to rely on any such materials or the information contained therein; and (y) Buyer will not rely on such documents and information and will conduct its own due diligence and Studies relating to the Property and to all matters referred to in such documents and information. The use of any such documents or information shall be at Buyer’s sole risk, and Buyer shall defend and indemnify Seller from and against any and all suits, claims, damages, costs, expenses and liabilities asserted against or incurred by Seller as a result of Buyer’s knowing and willful further dissemination of any such materials, in whole or in part, to an unauthorized third party, which obligations shall survive Closing or any earlier termination of this Agreement for a period of one year.

4.2           Intrusive Studies. Buyer plans to undertake a Phase II Environmental Site Assessment on or about the Property which involves intrusion to the subsurface of the Property and the use of sampling, monitoring, and other associated equipment. Buyer shall give Seller advance written notice describing the scope and schedule of the work or activities involved in the Studies and the identity of the contractor. After the completion of the work or Studies, Buyer shall restore the Property to a condition substantially similar to that existing at the time immediately prior to the work or Studies. In any case that Buyer or its representatives enters the Property for the purpose of conducting Studies, whether or not said Studies are intrusive as noted above, prior to any entry on to the Property, Buyer must deliver to Seller proof of commercial general liability insurance of at least Two Million Dollars ($2,000,000.00) covering any and all parties entering the Property and listing Seller as additional insured.

4.3           Delivery to Seller. In the event Buyer shall terminate this Agreement based upon the results of its Studies or for any reason (other than a default by Seller) fails to purchase the Property, then upon said termination or upon said failure to purchase, Buyer shall immediately cause to be destroyed or delivered to Seller copies of all documents, reports, written materials and Studies which are in the possession of Buyer (or any agents or other parties which Buyer controls) and which relate in any way to the Property or to its quality, condition, use, development or developability (collectively, the “Returned Materials”). Said Returned Materials shall be destroyed or delivered to Seller without cost and expense to Seller and as additional consideration to Seller for entering into this Agreement. The provisions of this Section 4.3 shall survive the termination of this Agreement.

4.4           Survey. Without limiting the generality of the foregoing, promptly after the Effective Date, Buyer, at Buyer’s expense, shall cause to be prepared by a licensed land surveyor or a registered civil engineer a current ALTA as-built survey of the Property (including Improvements) (the “Survey”), certified by such surveyor or engineer to the Title Company and Buyer, and in form reasonably satisfactory to the Title Company and Buyer.

ARTICLE 5
TITLE TO THE PROPERTY

5.1           Deed. On the Closing Date, Seller shall convey fee simple absolute title to the Property to Buyer by means of a duly executed and acknowledged limited warranty deed (the “Deed”) in the form of Exhibit D attached hereto, reciting that title is subject to the Permitted Exceptions (as defined below).

5.2
Permitted Exceptions.

5.2.1                      Title Generally. Buyer shall order from the Settlement Agent, within three (3) business days after the Effective Date, one copy of a preliminary title report (the “Title Report”) issued by the Settlement Agent covering the Property and one copy of each underlying recorded document shown as an exception in such Title Report (the Title Report and said underlying documents being referred to herein as the “Title Documents,” and collectively with the Survey sometimes referred to herein as the “Title Evidence”). Buyer’s title to the Property shall be insured by First American Title Insurance Company (the “Title Company”) by means of an owner’s title insurance policy on ALTA Policy Form B-2006, with extended form coverage in the full amount of the Purchase Price (the “Title Policy”). The Property shall be sold and is to be conveyed subject to (a) the “Standard Exceptions” and provisions contained in the form of title insurance commitment and title insurance policy issued by the Title Company and such other liens, claims, municipal betterments, encumbrances, exceptions and matters as any reputable title insurance company authorized to do business in the State of South Carolina shall be willing to delete as an exception to coverage, (b) the lien of real estate taxes, assessments, water rates or meter charges and sewer rents not yet due and payable, (c) title and survey matters accepted or deemed to have been accepted by Buyer in accordance with this Agreement, (d) matters set forth on Exhibit E attached hereto, and (e) any additional off-record matters accepted by Buyer in writing (all the matters set forth in this Section 5.2.1 being collectively referred to as the “Permitted Exceptions”).

5.2.2                      Title Review. Buyer shall have until the date that is seven (7) business days prior to the expiration of the Review Period to notify Seller in writing (any such notice, a “Defect Notice”) of those exceptions or matters indicated on the Title Evidence (such exceptions to title being referred to as the “Disclosed Exceptions”) of those exceptions that Buyer disapproves. If Buyer fails to deliver written notice to Seller of any exceptions or matters indicated on the Title Evidence disapproved by Buyer prior to said date, then all such Disclosed Exceptions shall be deemed approved by Buyer. Any exceptions indicated on the Title Evidence and approved (or deemed approved) by Buyer shall constitute Permitted Exceptions in connection with the issuance of the Title Policy. Any exceptions to title (other than the Permitted Exceptions and the Disclosed Exceptions) that arise between the effective date of the Title Commitment or the Survey, as the case may be, and the Closing are referred to herein as “New Defects.” Buyer shall have five (5) business days after its receipt of written notice or updated title evidence reflecting any New Defects within which to notify Seller in writing of any such New Defects to which Buyer reasonably objects on the grounds that such New Defects either (x) render title unmarketable or uninsurable at regular rates or (y) materially and adversely affect Buyer’s intended use of the Property or the value of the Property. Seller shall be obligated to cure and remove (or procure title insurance over) all of the following classes of New Defects and Disclosed Exceptions, as and to the extent that they affect the Property (“Mandatory Cure Items”), if any: (a) the liens of any mortgage, trust deed or deed of trust evidencing an indebtedness owed by Seller; (b) tax liens for delinquent ad valorem real estate taxes; (c) mechanics liens pursuant to a written agreement either between (x) the claimant (the “Contract Claimant”) and Seller or its employees, officers or managing agents (the “Seller Parties”) or (y) the Contract Claimant and any other contractor, materialman or supplier with which Seller or the Seller Parties have a written agreement; and (d) broker’s liens pursuant to a written agreement between the broker and Seller or any Seller Parties. If Buyer notifies Seller of its disapproval of any exceptions or matters indicated on the Title Evidence, then Seller shall have three (3) business days after such notice to advise Buyer in writing of any such exceptions which Seller is unable or unwilling to remove at the close of Escrow (the “Seller’s Response Notice”), indicating that Seller has elected to cure and remove any such matters (any such matters that Seller elects to cure and remove, “Seller Cure Items”) not later than the Closing. Seller shall have until Closing to cure and remove (or procure title insurance over) any Seller Cure Items. If Seller fails to deliver Seller’s Response Notice within such three (3) business day period, Seller shall be deemed to be unable or unwilling to remove the disapproved exceptions or matters except as expressly required in this section. If Seller is (or is deemed to be) unable or unwilling to remove all such disapproved exceptions or matters, then Buyer shall have the right, by written notice to Seller and Settlement Agent delivered not later than the expiration of the Review Period, to terminate this Agreement not later than the date that is five (5) business days after Buyer’s receipt of a Seller’s Response Notice, in which event the Deposit shall be immediately returned to Buyer ,and neither party shall have any further liabilities or obligations pursuant to this Agreement except those liabilities or obligations that expressly survive termination of this Agreement. Failure of Buyer to so terminate this Agreement shall be deemed Buyer’s waiver of its previous title objections and all such disapproved exceptions or matters shall be deemed to be Permitted Exceptions. If, on or prior to Closing, Seller fails to cure and remove (i) any Mandatory Cure Item, or (ii) each Disclosed Exception or New Defect, as the case may be, that Seller agreed to cure (pursuant to a Seller’s Response Notice), Buyer may terminate this Agreement by written notice to Seller on or prior to Closing, in which event the Deposit shall immediately be returned to Buyer.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1           Seller. Buyer acknowledges that Buyer is acquiring the Property “AS-IS, WHERE-IS, IN ITS CURRENT CONDITION, WITH ALL FAULTS” and in reliance upon its own Studies, investigations and due diligence. No person acting on behalf of Seller is authorized to make (and by execution hereof, Buyer acknowledges and agrees that, with the exception of those representations and warranties contained in this Section 6.1 or otherwise set forth herein, Seller has not made, does not make and specifically negates and disclaims) any representations or warranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, with regard to the Property, including without limitation (a) its value; (b) its nature, condition or quality (including without limitation, its water, soil and geology); (c) its compliance with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (d) its suitability for activities which Buyer may desire to conduct thereon; (e) its suitability for the development, remodeling, or improvements desired by Buyer or the ability of Buyer to develop, remodel or improve the Property; (f) the income to be derived from the Property; (g) the habitability, merchantability, profitability or fitness for a particular purpose of the Property; (h) the environmental condition of the Property; and (i) the manner, quality, state of repair or lack of repair of the Property. As used in this Section 6.1, the “best knowledge” of Seller shall mean the present actual knowledge (excluding what is exclusively constructive knowledge or receipt of constructive notice) of William King, Seller’s regional Vice President of Production, who is directly familiar with the Property and knowledgeable about the matters related thereto and set forth herein, as of the date of this Agreement, without any duty or obligation of investigation or inquiry. For avoidance of doubt, Mr. King shall in no event be personally liable hereunder, Buyer’s sole recourse being to Seller. With the foregoing limitations, and except as set forth on Exhibit F attached hereto (the “Warranty Exceptions”), Seller represents and warrants to Buyer as of the date of this Agreement as follows:

6.1.1                      Documents. To the best knowledge of Seller, Seller has delivered to Buyer true and complete copies of the Documents in its possession or reasonable control.

6.1.2                     Environmental Matters. To Seller's best knowledge and except as may be disclosed in the Documents, Seller has not received a written notice, request for information, claim or demand from any governmental authorities or any third party alleging a violation of or liability under any law pertaining to Hazardous Materials, the protection of public health or safety, pollution or otherwise pertaining to the environment (“Environmental Law”) on, at, under or migrating to or from the Property. There are no claims pending or, to the best knowledge of Seller, threatened against Seller or against the Property or operations thereon under any Environmental Law. Seller is not subject to any order or other directive of a governmental authority with respect to matters subject to regulation under any Environmental Law. Except as expressly disclosed in this Agreement, there are no other underground storage tanks currently located at, on, in or beneath the Property. As used in this Agreement, “Hazardous Materials” shall mean any asbestos, flammable substances, explosives, radioactive materials, mold, PCB laden oil, hazardous waste, pollutants, contaminates, toxic substances, pollution or related materials specified as such in, or regulated under any federal, state or local laws, ordinances, rules, regulations or policies governing use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials but excluding office supplies, cleaning materials, personal grooming items or other items in quantities that are used or stored in similar buildings or spaces, and sold for consumer or commercial use and typically used in other similar buildings or space.

6.1.3                      Compliance with Laws and Codes. Seller has not received any written notice advising or alleging that the Property (including the Improvements), and the use and operation thereof, are not in compliance with all applicable municipal and other governmental laws, ordinances, rules, regulations, codes (including Environmental Laws), licenses, permits and authorizations.

6.1.4                      Litigation. There are no pending, or, to the best knowledge of Seller, threatened, judicial, municipal or administrative proceedings affecting the Property, or in which Seller is or will be a party by reason of Seller’s ownership or operation of the Property or any portion thereof, including, without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on the Property or by reason of the condition, use of, or operations on, the Property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller’s actual knowledge, threatened, against Seller, nor are any of such proceedings contemplated by Seller.

6.1.5                      Re-Zoning. Seller is not a party to, nor does Seller have any actual knowledge of, any threatened proceeding for the rezoning of the Property or any portion thereof, or the taking of any other action by governmental authorities that would have a material adverse impact on the value of the Property or use thereof.

6.1.6                      Authority. Seller is a corporation, duly incorporated and organized and validly existing and in good standing under the laws of the State of South Carolina. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary corporate action on the part of Seller and all required consents or approvals by the board of directors, stockholders, or officers of Seller have been duly obtained, and Seller’s execution of this Agreement shall not violate any other agreement. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws from time to time in effect which affect the rights of creditors generally or by limitations upon the availability of equitable remedies.

6.1.7                   Real Estate Taxes. There is not now pending, and Seller agrees that it will not, without the prior written consent of Buyer (which consent will not be unreasonably withheld or delayed), institute prior to the Closing Date, any proceeding or application for a reduction in the real estate tax assessment of the Property or any other relief for any tax year.

6.1.8                 Patriot Act. Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction contemplated under this Agreement, directly or indirectly, on behalf of, or instigating or facilitating such transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in the transaction contemplated under this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by law or that the transaction contemplated under this Agreement is or will be in violation of law. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

6.1.9                      No Misrepresentation. No representation or warranty by Seller in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representations and warranties not misleading.

6.1.10                      United States Person. Seller is a “United States Person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and shall execute and deliver an “Entity Transferor” certification at Closing.

6.1.11                      Condemnation. Seller has not received any written notice advising it of any pending or threatened condemnation or other governmental taking proceedings affecting all or any part of the Property.

6.2           Buyer. The representations and warranties of Buyer in this Section 6.2 are a material inducement for Seller to enter into this Agreement. Seller would not sell the Property to Buyer without such representations and warranties of Buyer. Buyer represents and warrants to Seller that the following matters are true as of the Effective Date and the Closing Date:

6.2.1                      Power and Authority. Buyer is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware. Buyer has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary company action on the part of Buyer and all required consents or approvals by the members, managers and/or officers of Buyer have been duly obtained. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws from time to time in effect which affect the rights of creditors generally or by limitations upon the availability of equitable remedies.

6.2.2                      No Misrepresentation. No representation or warranty by Buyer in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representations and warranties not misleading.

6.2.3                      Studies/Diligence. Buyer is a sophisticated buyer with experience in purchasing and developing real properties similar to the Property. Buyer will independently inspect the Property, and Buyer has entered into this Agreement based upon its experience, rights and intentions to make Studies and inspections.

6.2.4                      Patriot Act. Neither Buyer nor any person, group, entity or nation that Buyer is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Buyer is not engaging in the transaction contemplated under this Agreement, directly or indirectly, on behalf of, or instigating or facilitating such transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Buyer is not engaging in the transaction contemplated under this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering.

6.2.5                      No Pending Actions. To the best knowledge of Buyer, there are no actions, proceedings or investigations of any kind pending or threatened against or involving the Buyer or its principals or affiliates, and there are no valid bases for any such actions, proceedings or investigations.

6.2.6                      No Conflict. Neither the execution, delivery or performance by Buyer of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or will result in a breach or violation of any order, writ, injunction or decree of any court or governmental authority against Buyer or its principals or affiliates, or any indenture, mortgage or contract or other agreement or instrument to which Buyer or its principals or affiliates is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder.

6.2.7                      No Bankruptcy. Within seven (7) years prior to the Effective Date, neither Buyer, not any principal in or affiliate of Buyer has done any of the following: (a) filed a voluntary or involuntary petition under the Federal Bankruptcy Law, (b) been adjudicated as insolvent or bankrupt, (c) made an assignment of property for the benefit of creditors, (d) suffered the appointment of a receiver, trustee, or conservator of any substantial portion of assets, or (e) suffered the seizure by a sheriff, receiver, trustee, or conservator of any substantial portion of assets.

ARTICLE 7
COVENANTS

7.1
Seller. Seller covenants and agrees with Buyer as follows:

7.1.1                      Further Encumbrances. Between the date of this Agreement and the Closing Date (or other termination of this Agreement), Seller (a) shall not execute any new lease affecting the Property or any part thereof after the Closing (other than the Lease) without the prior written consent of the Buyer, which shall not be unreasonably withheld; and (b) shall not sell, convey, grant, assign, or otherwise transfer the Property or any interest therein which would survive the Closing and which would materially and adversely affect the use of the Property for Buyer’s intended purpose without the prior written consent of Buyer, which shall not be unreasonably withheld.

7.1.2                      Claims for Breach of Warranties. If on or before the Closing Date, Seller becomes aware that any representation made by Buyer in this Agreement is inaccurate in any material respect, Seller shall immediately send written notice thereof to Buyer. If Buyer does not take such action as is reasonably necessary to cause such representation to be accurate in all material respects within ten (10) business days after Buyer’s receipt of Seller’s written notice (it being agreed that the Closing Date shall be extended to permit Buyer to do so but that Buyer shall have no obligation to do so), Seller shall have the right to either (a) terminate this Agreement by written notice to Buyer, and Buyer shall have no obligation or liability to Seller for any damage that Seller may have sustained by reason of such misrepresentation, or (b) waive objection to such misrepresentation and close this transaction without (i) reduction of the Purchase Price, (ii) credit or allowance of any kind or (iii) any claim or right of action against Buyer for damages or otherwise in connection therewith, all of which are deemed waived. Buyer shall have no liability to Seller for any termination of this Agreement pursuant to this Section 7.1.2 which occurs prior to the end of the Review Period, and in the event of such a termination prior to the end of the Review Period, Seller shall immediately direct the Escrow Agent to return the Deposit to Buyer, and upon Buyer’s receipt of the Deposit, this Agreement shall be null and void and neither party shall have any liability to the other. Buyer shall have no liability to Seller for any misrepresentation or breach of warranty of Buyer nor shall Seller’s performance hereunder be excused unless all of the following are true: (x) written notice containing a description of the specific nature of such breach shall have been given by Seller to Buyer (y) the breach in question does not result from or is based on a condition, state of facts or other matter which was known to Seller prior to the end of the Review Period, and (z) such misrepresentation has not been waived pursuant to this Section 7.1.2. The provisions of this section 7.1.2 shall survive the Closing.

7.2           Buyer. Buyer covenants and agrees with Seller as follows:

7.2.1                      Indemnity. Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, judgments, awards, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs of expert witnesses, court costs, and other expenses of litigation) that may be suffered or incurred by Seller as a result of (a) Buyer’s gross negligence or willful misconduct, or (b) arising from or related to any bodily injury, property damage or mechanics lien caused by Buyer or its representatives in connection with the access provided or the Studies made pursuant to Section 4.1 hereof. The foregoing indemnity of Buyer shall survive the Closing and any earlier termination of this Agreement.

7.2.2                      Claims for Breach of Warranties. If on or before the Closing Date, Buyer becomes aware that any representation made by Seller in this Agreement is inaccurate in any material respect, Buyer shall send written notice thereof to Seller. If Seller does not take such action as is reasonably necessary to cause such representation to be accurate in all material respects within ten (10) business days after Seller’s receipt of Buyer’s written notice (it being agreed that the Closing Date shall be extended to permit Seller to do so but that Seller shall have no obligation to do so), Buyer shall have the right to either (a) terminate this Agreement by written notice to Seller, in which case the Deposit shall immediately be returned to Buyer, and Seller shall have no obligation or liability to Buyer for any damage that Buyer may have sustained by reason of such misrepresentation, except in the event of any (i) fraud, or (ii) any knowing or intentional misrepresentation made by Seller to intentionally deceive Buyer; (b) waive objection to such misrepresentation and close this transaction without (i) reduction of the Purchase Price, (ii) credit or allowance of any kind or (iii) any claim or right of action against Seller for damages or otherwise in connection therewith, all of which are deemed waived. Seller shall have no liability to Buyer for any misrepresentation or breach of warranty of Seller nor shall Buyer’s performance hereunder be excused unless all of the following are true: (x) written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the first anniversary of the Closing Date, and an action shall have been commenced by Buyer against Seller within such period, (y) the breach in question does not result from or is based on a condition, state of facts or other matter which was known to Buyer prior to the Closing, and (z) such misrepresentation has not been waived pursuant to this Section 7.2.2. The provisions of this section 7.2.2 shall survive the Closing.

7.2.3                      Contracts. Seller shall not enter into any new contract with respect to the ownership and operation of the Property that will survive the Closing, or that would otherwise materially affect the use, operation or enjoyment of the Property after Closing, without Buyer’s prior written approval (which approval shall not be unreasonably withheld).

7.2.4                      Operation of Property. From and after the Effective Date and through and including the Closing Date, Seller shall operate and manage the Property in substantially the same manner in which it is being operated as of the Effective Date, maintaining present services and existing insurance (or reasonably similar coverage), and shall maintain the Property in substantially its same repair and working order. Except as otherwise specifically provided herein, at Closing, Seller shall deliver the Property in substantially the same condition as exists on the Effective Date, reasonable wear and tear excepted and subject to Section 11.14 hereof.

7.2.5                      OFAC. Buyer shall cooperate with Seller and the Settlement Agent in complying with Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control (“OFAC”).

7.2.6             Release. EXCEPT TO THE EXTENT OF SELLER'S EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THIS AGREEMENT (BUT SUBJECT TO THE REMEDIES AND LIMITATIONS APPLICABLE FOR ANY BREACH THEREOF HEREUNDER), BUYER, OR ANYONE CLAIMING BY, THROUGH OR UNDER BUYER, HEREBY FOREVER AND FULLY DISCHARGES AND RELEASES SELLER, ITS MANAGERS, MEMBERS, PARTNERS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, AFFILIATES, REPRESENTATIVES, CONSULTANTS AND AGENTS (COLLECTIVELY, THE “SELLER RELEASEES”) FROM, AND IRREVOCABLY WAIVES ITS RIGHT TO MAINTAIN ANY AND ALL CLAIMS AND CAUSES OF ACTION THAT IT OR THEY MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER RELEASEES FOR ANY COST, LOSS, LIABILITY, DAMAGE (OF ANY NATURE WHATSOEVER), EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY DEFECTS, ERRORS, OMISSIONS OR OTHER CONDITIONS AFFECTING THE PROPERTY (COLLECTIVELY, “CLAIMS”), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN THAT MAY ARISE ON ACCOUNT OF, OR IN ANY WAY BE CONNECTED WITH THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF THE PROPERTY, OR ANY LAW OR REGULATION APPLICABLE THERETO. EXCEPT TO THE EXTENT OF SELLER'S EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THIS AGREEMENT (BUT SUBJECT TO THE REMEDIES AND LIMITATIONS APPLICABLE FOR ANY BREACH THEREOF HEREUNDER), BUYER HEREBY WAIVES ANY CLAIM OR MATTER (REGARDLESS OF WHEN IT FIRST APPEARED OR APPEARS) RELATING TO OR ARISING FROM THE PRESENCE OF ANY ENVIRONMENTAL CONTAMINATION OR OTHER CONDITIONS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS MATERIALS ON, IN, FROM, UNDER AND/OR AROUND THE PROPERTY REGARDLESS OF WHEN SUCH HAZARDOUS MATERIALS WERE FIRST INTRODUCED ON, IN, FROM UNDER AND/OR ABOUT THE PROPERTY, AND BUYER HEREBY WAIVES AND AGREES NOT TO COMMENCE ANY ACTION, LEGAL OR EQUITABLE PROCEEDING, CAUSE OF ACTION OR SUITS IN LAW OR EQUITY, OF WHATEVER KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, A PRIVATE RIGHT OF ACTION UNDER THE FEDERAL CERCLA, 42 U.S.C. SECTIONS 9601 ET SEQ., AND/OR OTHER SIMILAR FEDERAL, STATE, FOREIGN AND LOCAL LAWS (AS SUCH LAWS MAY BE AMENDED, SUPPLEMENTED OR REPLACED FROM TIME TO TIME), DIRECTLY OR INDIRECTLY, AGAINST SELLER RELEASEES OR ANY OF THEM IN CONNECTION WITH ANY OF THE CLAIMS DESCRIBED IN THIS SECTION 7.2.6 FOR MATTERS ARISING PRIOR TO THE CLOSING DATE AND NOT IN CONFLICT WITH TENANT'S OBLIGATIONS PURSANT TO THE PROVISIONS OF THE LEASE. BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER RELEASEES FROM ANY AND ALL SUCH CLAIMS (OTHER THAN CLAIMS ARISING PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT OR SELLER'S EXPRESS OBLIGATIONS, IF ANY, UNDER THE CLOSING DOCUMENTS) WHICH RELEASE, DISCHARGE AND ACQUITTAL IS INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY BUYER IN EXCHANGE FOR SELLER'S PERFORMANCE HEREUNDER. THE PROVISIONS OF THIS SECTION 7.2.6 SHALL SURVIVE THE CLOSING AND DELIVERY OF THE DEED TO BUYER AND ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT WHICH SERVIVE CLOSING AND THE OBLIGATIONS OF THE TENANT PURSUANT TO THE LEASE, THE TERMS OF THE LEASE SHALL CONTROL.

Initials: __________/s/ PK____________ Buyer	Initials: ______/s/ BM_______________ Seller

ARTICLE 8
CONDITIONS PRECEDENT

8.1           Seller. The obligations of Seller under this Agreement to consummate the transactions contemplated herein and convey the Property to Buyer are subject to satisfaction of all of the conditions set forth in this Section 8.1 on or before the Closing Date. Seller may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. No such waiver shall constitute a waiver by Seller of any of its rights or remedies if Buyer defaults in the performance of any covenant or agreement to be performed by Buyer under this Agreement or if Buyer breaches any representation or warranty made by Buyer in this Agreement. If any condition set forth in this Section 8.1 is not fully satisfied or waived in writing by Seller within the time indicated, then Seller shall be released from all obligations to Buyer under this Agreement. If Seller fails to notify Buyer of Seller’s disapproval of any items requiring Seller’s approval within the time period specified below, then Seller shall be deemed to have approved such items.

8.1.1                      No Default. On the Closing Date, Buyer shall not be in default in the performance of any covenant or agreement to be performed by Buyer under this Agreement.

8.1.2                      Representations and Warranties True and Correct. On the Closing Date, all representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as if made on and as of the Closing Date.

8.1.3                      Lease. On or before the Closing Date, Buyer and Seller shall have agreed upon the final form of the Lease, which shall be substantially in the form attached hereto, and all related documents and Buyer shall have delivered into Escrow its executed counterpart of the Lease and any such related documents.

8.1.4                      No Contest. On the Closing Date, no suit, action, investigation, inquiry or other proceeding by any governmental body or other person or any legal or administrative proceeding shall have been instituted against Buyer or Seller which challenges the validity or legality of the transactions contemplated by this Agreement.

8.1.5                      Delivery of Documents. On or before the Closing Date, Buyer shall have delivered into the Escrow each of the items to be delivered by Buyer pursuant to Section 0.

8.2           Buyer. The obligations of Buyer under this Agreement to consummate the transactions contemplated herein, purchase the Property and accept title from Seller are subject to satisfaction of all of the conditions set forth in this Section 8.2 on or before the Closing Date. Buyer may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. No such waiver shall constitute a waiver by Buyer of any of its rights or remedies if Seller defaults in the performance of any covenant or agreement to be performed by Seller under this Agreement or if Seller breaches any representation or warranty made by Seller in this Agreement. If any condition set forth in this Section 8.2 is not fully satisfied or waived in writing by Buyer, then Buyer shall be released from all obligations to Seller under this Agreement. Except as expressly set forth herein, if Buyer fails to notify Seller of Buyer’s disapproval of any items requiring Buyer’s approval within the time period specified below, then Buyer shall be deemed to have approved such items.

8.2.1                       Review Period. On or within forty (40) calendar days after the Effective Date of this Agreement (the “Review Period”), Buyer shall have accepted and approved, in Buyer’s sole discretion, the Property and the results of any and all Studies with respect to the Property as Buyer may elect to make or obtain, including without limitation Studies regarding or concerning zoning, building codes, design review standards, and other governmental regulations; architectural, mechanical, building systems, and structural inspections; engineering tests; availability of water and utilities; soils, seismic and geologic condition; physical and environmental condition; entitlements; ability to develop, improve or remodel the Property; marketing and economic studies; and review of contracts and documents concerning the Property. Buyer, in its sole and exclusive discretion, may terminate this Agreement, for any or no reason, whatsoever, at any time, prior to 5:00 p.m. on the last day of the Review Period. The failure of Buyer to terminate this Agreement in writing prior the expiration of the Review Period (as extended, if applicable) shall irrevocably be deemed to constitute Buyer’s (a) unconditional approval of its Studies and the condition of the Property, (b) election to close its acquisition of the Property subject to satisfaction of the other conditions set forth in this Section 8.2, and (c) agreement that the Deposit is nonrefundable to Buyer except as otherwise noted in Section 2.2.2 hereof. The cost of all such inspections, tests and Studies shall be borne exclusively by Buyer.

8.2.2                      Physical Condition. Subject to Section 7.2.4, the physical condition of the Land and Improvements shall be substantially the same on the Closing Date as on the date that the Review Period expires (the “Review Period Expiration Date”), reasonable wear and tear excepted,

8.2.3                      No Contest. On the Closing Date, no suit, action, investigation, inquiry or other proceeding by any governmental body or other person or any legal or administrative proceeding shall have been instituted or threatened against Buyer, Seller or the Property or any part thereof which challenges the validity or legality of the transactions contemplated by this Agreement.

8.2.4                      Representations and Warranties True and Correct. On the Closing Date, all representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as if made on and as of the Closing Date.

8.2.5                      Title Policy. At Closing, the Title Company be unconditionally committed to issue the Title Policy to Buyer insuring Buyer as the fee simple owner of the Land and the Improvements, subject only to the Permitted Exceptions, for the full amount of the Purchase Price.

8.2.6                      Delivery of Documents. On the Closing Date, Seller shall have delivered into the Escrow each of the items to be delivered by Seller pursuant to Section 9.1.1.

ARTICLE 9
CLOSING

9.1           Procedure.

9.1.1                      Deliveries by Seller. Not less than one (1) business day prior to the Closing Date, subject to the satisfaction of the conditions to Seller’s obligations set forth in this Agreement, Seller shall deliver into Escrow with the Settlement Agent fully executed by Seller (and acknowledged and in recordable form where appropriate) the following:, in form and substance acceptable to Buyer:

(a)
Deed. The Deed, executed by Seller, in recordable form.

(b)           General Assignment. Two (2) copies of an assignment and assumption agreement in form and substance mutually acceptable to the parties sufficient to convey the Intangibles to Buyer (the “General Assignment”), executed by Seller.

(c)           Closing Statement. A closing statement conforming to the proration and other relevant provisions of this Agreement.

(d)           Entity Transfer Certificate. Entity Transfer Certification confirming that Seller is a “United States Person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(e)           ALTA Statement. If required by the Title Company, an Owner’s Affidavit and a “gap” affidavit, each executed by Seller and in form and substance reasonably acceptable to the Title Company and Seller.

(f)           Lease. Two (2) copies of the Lease executed by Seller, and

(g)           Form I-295. Seller’s Affidavit – Nonresident Seller Withholding on South Carolina Department of Revenue Form I-295 (a “Form I-295”) and any additional documents as may be necessary to enable Buyer and the Settlement Agent to determine whether any withholding of the Purchase Price is required under South Carolina law.

(h)           Seller’s Closing Certificate. A certificate, signed by Seller, certifying to Buyer that Seller’s representations and warranties set forth in Section 6.1 above are materially true and correct as of the Closing Date in all material respects.

(i)           Buyer’s Closing Certificate. A certificate, signed by Buyer, certifying to Seller that Buyer’s representations and warranties set forth in Section 6.2 above are materially true and correct as of the Closing Date in all material respects.

(j)           Tax Certificate. A Tax Compliance Certificate from the South Carolina Department of Revenue, or a Transferor Affidavit, as applicable, in connection with the transfer of the Property as may be required by applicable law.

(k)           Such other documents as may be required to effectuate the sale and transfer of the Property.

9.1.2                      Deliveries by Buyer. Not less than one day prior to the Closing Date, subject to the satisfaction of the conditions to Buyer’s obligations set forth in this Agreement, Buyer shall deposit into Escrow with the Settlement Agent fully executed by Buyer (and acknowledged and in recordable form where appropriate) the following: (a) the balance of the Purchase Price, (b) two (2) copies of the Lease, (c) two (2) copies of the General Assignment, and (d) cash in an amount sufficient to cover Buyer’s portion of the prorations, charges and closing costs allocated to Buyer pursuant to this Agreement.

9.1.3                      Additional Deliveries. Buyer and Seller shall each deposit into Escrow such other instruments and items as are reasonably required by the Settlement Agent or the Title Company or otherwise required to close the Escrow and to consummate the transactions contemplated by this Agreement.

9.2           Possession. Seller shall transfer possession of the Property to Buyer on the Closing Date (subject to the terms of the Lease). On the Closing Date or as soon thereafter as practicable, Seller and Buyer shall send written notices to all tenants of the Property and all vendors and contractors who furnish goods or services for the Property informing them that Seller sold the Property to Buyer on the Closing Date.

9.3          Closing Costs.

9.3.1                      Seller shall pay any transfer taxes or conveyance taxes, notary and delivery fees, including the deed recording fee, and its attorney fees. Buyer shall pay the premiums for the Title Policy and related search costs and its attorney fees. Any other closing costs shall be allocated in accordance with the customary standard of practice in Richland County, South Carolina.

9.3.2                      The costs of any escrow cancellation shall be shared equally by Buyer and Seller unless such cancellation results from a default by Buyer or Seller hereunder, in which event the defaulting party shall pay all escrow fees.

9.4           Broker’s Commission. Buyer and Seller each warrant and represent to the other that it has not retained, nor is it obligated to, any person for brokerage, finder’s or similar services in connection with the transactions contemplated by this Agreement, and that no commission, finder’s fee or other brokerage or agent’s compensation can be properly claimed by any person or entity based upon the acts of such party with regard to the transactions which are the subject matter of this Agreement with the exception of CBRE (“Seller’s Broker”). Seller shall pay any and all real estate brokerage or agent’s commissions, finder’s fees, or other compensations payable to Seller’s Broker for services rendered in connection with this Agreement in accordance with separate agreements between Seller’s Broker and Seller. Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, costs of expert witnesses, court costs and other litigation expenses) arising from or relating to any claim for a commission, fee or other compensation made by any brokers or parties with which Seller has dealt in connection with this Agreement or the transactions contemplated hereby including Seller’s Broker. Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expense (including, without limitation, reasonable attorneys' fees, costs of expert witnesses, court costs and other litigation expenses) arising from or related to any claim for a commission, fee or other compensation made by any brokers or parties with which Buyer has dealt in connection with this Agreement or the transactions contemplated hereby with the exception of Seller’s Broker. The provisions of this Section 9.4 shall survive the Closing or any other termination of this Agreement.

9.5           Prorations. Notwithstanding anything to the contrary set forth herein, all prorations of rent, additional rent, expense reimbursements and other income and all current taxes, assessments, utilities, and maintenance charges of the Property shall be on a triple net basis in accordance with the terms of the Lease. At Closing, Seller shall prepay rent due pursuant to the Lease for remainder of the month in which the Closing occurs, which shall be prorated on a per diem basis inclusive of the Closing Date. Except as otherwise specifically set forth in the Lease, Seller shall be responsible for the payment of any and all amounts which are customarily prorated between parties at Closing, regardless of when Seller may have incurred such expenses.

ARTICLE 10
DEFAULT; LIQUIDATED DAMAGES

10.1        Effect of Default.

10.1.1                     Default by Buyer. In the event Buyer defaults in its obligations to close the purchase of the Property, Seller’s sole and exclusive remedy shall be to cause Settlement Agent to deliver to Seller the Deposit, as fixed and liquidated damages, it being understood that Seller’s actual damages in the event of such default are difficult to ascertain and that such proceeds represent the parties’ best current estimate of such damages.

10.1.2                      Default by Seller. If Seller defaults in the performance of its obligations contained in this Agreement within the time for performance as specified herein (including Seller’s obligation to close), then Buyer shall give Seller written notice of such default on or prior to the Closing Date and Seller shall have fourteen (14) days from the date of receipt of such notice to cure such default and the Closing Date shall be extended accordingly. If Seller fails to cure such default within such fourteen (14) day period, Buyer may, as its sole and exclusive remedy, elect either to (i) terminate Buyer’s obligations under this Agreement by written notice to Seller, in which event the Deposit shall be returned to Buyer pursuant to the terms of this Agreement and the Escrow Agreement, and neither party shall have any further rights or obligations to the other hereunder, except for those which expressly survive the termination of this Agreement; or (ii) file an action for specific performance. In the event Buyer prevails in an action for specific performance, Buyer may seek direct damages incurred by Buyer as a result of the delay in Closing. Nothing in this Section 10.1.2 shall be deemed to in any way to limit or prevent Buyer from exercising any right of termination expressly provided to Buyer elsewhere in this Agreement or limit the rights and remedies of Buyer with respect to any terms, conditions or covenants that expressly survive the termination of this Agreement. Notwithstanding the foregoing, in the event Seller defaults in any of its post-closing obligations pursuant to this Agreement or any obligations under this Agreement that by their terms survive Closing or a termination of this Agreement, Buyer shall have all of its remedies at law and in equity on account of such default subject to the limitations expressly set forth in this Agreement.

10.2           Settlement Agent. No termination of this Agreement shall relieve either party of its obligation to the Settlement Agent for payment of its fees and costs in accordance with this Agreement, or any liability it may have for its prior default under this Agreement. Upon termination of this Agreement, Buyer shall quit claim to Seller any interest Buyer may have in the Property as a result of this Agreement.

10.3            Damages. Except as otherwise expressly set forth herein, neither Buyer nor Seller shall be entitled to seek or recover any indirect, consequential, punitive or special damages as a result of any breach of this Agreement.

ARTICLE 11
GENERAL PROVISIONS

11.1           Notices. All notices, consents, approvals and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made (a) upon delivery if hand delivered; (b) one (1) business day after delivery to any nationally recognized overnight courier service for next business day delivery, fee prepaid; or (c) the same day when sent by electronic mail or confirmed facsimile, and in each case addressed as follows:

To Buyer:
Voltari Real Estate Holding LLC

767 Fifth Avenue, Suite 100
New York, NY 10153
Attn: Peter A. Kaouris
Email pkaouris@vltc.us

with a mandatory
copy to:
Brown Rudnick LLP

185 Asylum Street
Hartford, Connecticut 06103
Attn: Thomas J. Regan, Esq. and Andrew P. Sutton, Esq.
Email: tregan@brownrudnick.com
Email: asutton@brownrudnick.com
Fax No. (860) 509-6501

To Seller:
The State Media Company

c/o The McClatchy Company
2100 Q Street
Sacramento, CA 95816
Attn: R. Elaine Lintecum
Email: elintecum@mcclatchy.com
Fax No.: (916) 326-5586

with a mandatory

copy to:
The McClatchy Company

2100 Q Street
Sacramento, CA 95816
Attn: Chad O’Neal Muilenburg, Esq.
Email: cmuilenburg@mcclatchy.com
Fax No.: (916) 326-5586

11.2           Merger/Entire Agreement. This Agreement is intended to be the entire agreement of the parties. All prior negotiations and written and contemporary oral agreements between the parties and their agents with respect to the transactions contemplated by this Agreement are merged in this Agreement together with its exhibits.

11.3           Time. Time is of the essence in the performance of the parties’ respective obligations pursuant to this Agreement.

11.4          Attorneys’ Fees.

11.4.1                      If there is any legal action, arbitration or proceeding between Seller and Buyer arising from or based on this Agreement or the interpretation or enforcement of any provisions hereof, then the unsuccessful party to such action, arbitration or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action, arbitration or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, arbitration, proceeding or appeal, then such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment. For purposes hereof, the “prevailing party” shall be the party which recovers substantially the relief sought by said party, whether by judgment, settlement, dismissal or otherwise, in connection with any such action, proceeding or arbitration.

11.4.2                      If the services of an attorney are required by any party to enforce a judgment rendered in connection with this Agreement, the judgment creditor shall be entitled to reasonable attorneys’ fees, costs and other expenses, and such fees, costs and expenses shall be recoverable as a separate item. This provision shall be severable from all other provisions of this Agreement, shall survive any judgment, and shall not be deemed merged into the judgment.

11.5           Successors and Assigns; Exchange. The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, no conveyance, assignment or transfer of any interest whatsoever of, in or to the Property or of this Agreement shall be made by Seller or Buyer during the term of this Agreement, except Seller may assign all or any of its right, title and interest under this Agreement to any third party intermediary (an “Intermediary”) in connection with a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (an “Exchange”). Buyer may not assign this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, without the consent of Seller, Buyer may assign all or any of its right, title and interest under this Agreement to: (i) an Intermediary in connection with an Exchange; or (ii) an affiliate of Buyer, so long as such affiliate controls, is controlled by, or is under common control with Buyer, and provided that such affiliate shall assume, in writing (by execution of an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller), all of Buyer’s obligations under this Agreement. In the event of an assignment of this Agreement by Buyer, its assignee shall be deemed to be the Buyer hereunder for all purposes hereof, and shall have all rights of Buyer hereunder (including, but not limited to, the right of further assignment), but the assignor shall not be released from liability hereunder. In the event either party elects to assign this Agreement to an Intermediary, the other party shall reasonably cooperate with the assigning party (without incurring any additional liability or any additional third party expenses) in connection with such election and the consummation of the Exchange, including without limitation, by executing an acknowledgment of the assigning party’s assignment of this Agreement to the Intermediary.

11.6           Amendments or Modifications. This Agreement is subject to amendment or modification only with the written consent of both of the parties.

11.7           Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA. The parties acknowledge that each has engaged local counsel in assistance with this transaction and that this transaction shall be closed in compliance with all South Carolina Unauthorized Practice of Law requirements.

11.8           Construction. Seller and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by either party in connection with the transactions contemplated by this Agreement. The captions in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

11.9           Terms Generally. The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter forms. The term “person” includes individuals, corporations, partnerships, trusts and other entities and associations. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.”

11.10        Further Assurances. Seller and Buyer shall cooperate with each other as reasonably necessary to effect the provisions of this Agreement, shall use reasonable and good faith efforts to satisfy conditions to Closing and, at and after Closing, shall each execute and deliver such additional instruments or other documents as the other may reasonably request to accomplish the purposes and intent of this Agreement; provided, however, that nothing in this Section 11.10 shall be deemed to enlarge the obligations of the parties hereunder or to require either Seller or Buyer to incur any material expense or liability not otherwise required of it hereunder.

11.11                      Partial Invalidity. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provisions provided that the severance of such provision(s) does not result in a material failure of consideration under this Agreement to either party hereto.

11.12                      Exhibits. The Exhibits attached to this Agreement are made a part of this Agreement.

11.13                      Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. In order to facilitate the transactions contemplated herein, telecopied signatures, electronic signatures (e.g. signatures transmitted via email in pdf format), or facsimile signatures (individually or collectively “Electronic Signatures”) may be used in place of original signatures or any written notices required hereunder. Seller and Buyer intend to be bound by the signatures transmitted electronically, and are aware that the other party will rely on the same, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature. In the event a signature is transmitted electronically, the party so transmitting shall deliver original signature pages as soon as reasonably possible thereafter; provided, however, that the failure to deliver such original signature pages shall not diminish the binding nature of any Electronic Signatures.

11.14                      Damage or Taking. If, prior to Closing, all or any portion of the Land or the Improvements are damaged by fire or other natural casualty (collectively “Casualty Damage”), or are taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (collectively “Eminent Domain”), then the following procedures shall apply. If the aggregate cost of repair or replacement of the Casualty Damage (collectively, “repair and/or replacement”) is $1,250,000.00 or less, in the opinion of Buyer’s and Seller’s respective engineering consultants, (i) Seller may elect to terminate this Agreement, or (ii) Buyer shall close and take the Property as diminished by such events, subject to an assignment of Seller’s casualty insurance proceeds (plus a credit for the amount of any unpaid deductible, together with the difference between the amount of the proceeds and the average estimate of the cost of repairs provided by Buyer’s and Seller’s respective consultants) or an assignment of any condemnation award, as applicable. If the aggregate cost of repair and/or replacement of the Casualty Damage is greater than $1,250,000.00, in the opinion of Buyer’s and Seller’s respective engineering consultants, or in the event of an Eminent Domain, then Buyer, at its sole option, may elect either to (i) terminate this Agreement by written notice to Seller in which event the provisions of 11.19 governing a permitted termination by Buyer of the entire Agreement shall apply; or (ii) proceed to close subject to an assignment of the proceeds of Seller’s casualty insurance for all Casualty Damage plus a credit for the amount of any unpaid deductible (or condemnation awards for any Eminent Domain). In such event, Seller shall fully cooperate with Buyer in the adjustment and settlement of the insurance claim. In the event of a dispute between Seller and Buyer with respect to the cost of repair and/or replacement with respect to the matters set forth in this Section 11.14, an engineer designated by Seller and an engineer designated by Buyer shall select an independent engineer licensed to practice in the jurisdiction where the Property is located who shall resolve such dispute. All fees, costs and expenses of such third engineer so selected shall be shared equally by Buyer and Seller.

11.15                      Holidays. In the event any date for performance of any obligation or the giving of any notice pursuant to this Agreement occurs on a South Carolina state or federal holiday or on a Saturday or Sunday, then the next business day shall be deemed the applicable date for performance or notice.

11.16                      Confidentiality. Subject to Section 11.19, Buyer and Seller agree that, except as otherwise provided by law, they shall keep the contents of this Agreement and any information related to the transaction contemplated hereby confidential and further agree that no publicity or press release to the general public with respect to this transaction shall be made by either party without the prior written consent of the other party. In addition, Buyer hereby acknowledges that all documents, reports and other information delivered hereunder to Buyer are intended solely for the use of Buyer in connection with its examination of the Property and Buyer agrees, subject to Section 11.19, to treat the same confidentially and not to give copies or otherwise reveal any such information to any third parties (except for consultants and other professional advisors advising Buyer in connection with the transaction) without Seller’s prior written approval. This Agreement shall not be recorded and shall not constitute a lien against the Property. Any attempted recording of this Agreement or any memorandum thereof by Buyer shall constitute a material default hereunder, giving Seller the right to terminate this Agreement and exercise any and all remedies of Seller set forth herein, or otherwise available at law or in equity, all of which shall be deemed cumulative Notwithstanding anything to the contrary set forth in this Agreement, the provisions of this Section 11.16 shall exclude the disclosure of any Transaction Information which is not kept confidential as the result of, or in connection with an involuntary data incident including, without limitation, a data breach or computer hacking.

11.17                      Interest. Any sums due after the Closing by either party hereto to the other, if not paid within ten (10) days after the obligation to pay arises, shall bear interest at the lesser of (a) twelve percent (12%) per annum or (b) the highest rate permitted by applicable law, from the time such obligation arises until payment in full. The provisions of this Section 11.17 shall survive the Closing.

11.18                      Limitation of Liability. No present or future partner, director, officer, shareholder, employee, advisor, agent, attorney, asset manager, or subasset manager of or in Seller or Buyer shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and Seller hereby waive any and all such personal liability. The limitations on liability contained in this Section 11.18 are in addition to, and not in limitation of, any limitation on liability applicable to Seller or Buyer provided in any other provision of this Agreement or by law or by any other contract, agreement or instrument.

11.19                      Required Disclosures. Seller understands that Voltari Corporation, Buyer’s parent company (“Parent”), is a public company subject to the reporting requirements of the U.S. securities laws, and Buyer and Parent acknowledge and agree that Tenant is also a public company. Each party agrees to provide the other party and its representatives, including Parent and Tenant, all information in such party’s possession required for the other party to comply with such requirements. Each party further understands that certain information regarding such party, any tenant of the Property including without limitation Tenant, any tenant’s parent, and/or financial information regarding the Property or any tenant including without limitation Tenant, may need to be included in filings with the U.S. Securities and Exchange Commission (the “SEC”). Notwithstanding anything to the contrary set forth herein, Seller agrees that Parent, and Buyer agrees that Tenant, may publicly disclose in its filings with the SEC such information regarding the transaction contemplated hereby as required (or deemed necessary or advisable by such party’s external corporate counsel or auditors) under applicable U.S. securities law, rules or regulations, or accounting rules, including without limitation the public filing of a Form 8-K, Form 10-Q or Form 10-K with the SEC within four (4) business days of entering into this Agreement disclosing the entry into of this Agreement, and the public filing with the SEC of this Agreement, the Lease, and cross-references to the SEC filings of Parent or Tenant (or any successor thereto), as applicable.

11.20                      Buyer’s Liability. Upon the Closing, Buyer shall neither assume nor undertake to pay, satisfy or discharge any liabilities, obligations or commitments of Seller other than Permitted Exceptions and those that are specifically agreed to between the parties and set forth in this Agreement and/or or in any document to be delivered by Buyer at Closing.

11.21                      Exclusivity. Seller agrees that, during the term of this Agreement and so long as Buyer is not in default of its obligations hereunder, (i) it will negotiate exclusively with Buyer concerning a potential sale of the Property; (ii) it will not market the Property for sale or allow other potential buyers to inspect or tour the Property, and (iii) it has not and will not enter into any agreement to sell the Property to any party other than Buyer. If Seller breaches its obligations under this Section 11.21, Buyer shall have the right to damages and, at Buyer’s election, injunctive or other equitable relief.

11.22                      Drafts Not Binding. This instrument, whether in draft or final form, does not constitute an offer by Seller to sell the Property or any part thereof or interest therein, and shall not bind or obligate Seller or Buyer in any fashion whatsoever until Seller and Buyer, each in its sole and absolute discretion, elects to be bound hereby by executing and delivering to the other an executed original counterpart hereof.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first hereinabove written.

SELLER: THE STATE MEDIA COMPANY, a South Carolina corporation By: /s/ Billy McConkey Name: Billy McConkey Its: Vice President, Secretary	BUYER: VOLTARI REAL ESTATE HOLDING LLC, a Delaware limited liability company By: /s/ Peter Kaouris Name: Peter Kaouris Its: Chief Accounting Officer

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